Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Graham Packaging Holdings Company on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Warren D. Knowlton, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Graham Packaging Holdings Company.

Date: April 2, 2007

By:	/s/ Warren D. Knowlton
Warren D. Knowlton
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.